Erratum

                        TAX-FREE OBLIGATIONS FUND
             (A portfolio of Money Market Obligations Trust)

                             PROXY STATEMENT

      The Proxy Statement Dated February 21, 1995 should be amended in the following places:

      The first sentence of the second paragraph on page 2 should be replaced with the following sentence:

      "On February 6, 1995 the Fund had outstanding 1,042,878,756 of beneficial interest, each whole share being entitled to one vote and fractional shares being entitled to fractional votes."

      The second paragraph on page 5 should be replaced with the following paragraph:

      "The following list indicates the beneficial ownership of shareholders who, to the best knowledge of the Fund, are the beneficial owners of more than 5% of the outstanding shares of the Fund as of February 6, 1995: Boatmen's Trust Company, St. Louis, MO, owned 75,732,305.16 Institutional Shares (8.6%); First Union National Bank, Charlotte, NC, owned 94,472,659 Institutional Shares (10.8%); Var & Co., St. Paul, MN, owned 205,739,953 Institutional Shares (23.5%); Trustman/Trust Company Bank, Atlanta, GA, owned 63,645,356 Institutional Shares (7.2%);Putnam Trust Company, Greenwich, CT owned 25,748,400 Institutional Service Shares (15.2%);NAIDOT & Co., Woodbridge, NJ, owned 95,145,200 Institutional Service Shares (56.3%); and Morand & Company - American National Bank & Trust, Chicago, IL owned 31,171,075.03 Institutional Service Shares (18.4%)."


                                                       February 24, 1995